UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 18, 2009

                               INNER SYSTEMS, INC.
                               ------------------
             (Exact Name of Registrant as Specified in its Charter)

      New York                        0-50490                11-3447096
-----------------------------  -------------------      ---------------------
(State or Other Jurisdiction   (Commission File No.)    (I.R.S. Employer
   of Incorporation)                                    Identification No.)


11895 Byrd Drive, East Meadow, NY                                11554
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:   (516) 794-2179
                                                      ---------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant's Certifying Accountants

(a) On March 18, 2009, the Board of Directors of Inner Systems, Inc. ("IS" or "Company") decided to engage Paritz & Co., Hackensack, NJ as independent principal accountant and auditor to report on the Company's financial statements for the fiscal year ended December 31, 2008, including performing the required quarterly reviews.

      In conjunction with the new engagement, the Company has dismissed its former accountant, Marcum and Kliegman LLP, Melville, NY, as the Company's principal accountant effective March 18, 2009. Marcum and Kliegman has served the Company well since 2003. Under Item 304 of Regulation S-K, the reason for the auditor change is dismissal, not resignation nor declining to stand for re-election.

      During the two most recent fiscal years and the interim period through the date of the dismissal, there were no disagreements with Marcum and Kliegman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Marcum and Kliegman's satisfaction, would have caused Marcum and Kliegman to make reference to the subject matter of the disagreements in connection with its reports.

      During the two most recent fiscal years through the date of dismissal, the reports of Marcum and Kliegman did not contain any adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope, or accounting principles other than the following:

      1)The Report of Independent Registered Public Accounting Firm issued by Marcum and Kliegman on April 11, 2007 with respect to the Company's audited financial statements for the year ended December 31, 2006 contained the following statement:

      "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage company and has not yet begun operations nor have they begun to implement their business plan. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any disclosures that might result from the outcome of this uncertainty."

      2)The Report of Independent Registered Public Accounting Firm issued by Marcum and Kliegman on April 15, 2008 with respect to the Company's audited financial statements for the year ended December 31, 2007 contained the following statement:

      "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage company and has not yet begun operations nor have they begun to implement their business plan. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any disclosures that might result from the outcome of this uncertainty."

      3) Marcum and Kliegman have periodically communicated to the Company, which the Company has reported in its filings with the U.S. Securities and Exchange Commission, the existence of a material weakness in the Company's internal controls over its financial reporting as a result of the Company's complete dependence upon John M. Sharpe, Jr., who acts as both chief executive officer and chief financial officer and the Company's lack of staff with public accounting experience. The Company has acknowledged this material weakness and concluded that, while such material weakness exists, in light of the Company's financial situation and limited operations, the risks associated with the dependence upon Mr. Sharpe as compared to the potential benefits of adding new employees, does not justify the expense that would need to be incurred to remedy this situation.

      During the two most recent fiscal years, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

      The Company requested that Marcum and Kliegman furnish it with a letter addressed to the Securities and Exchange Commission ("SEC") stating whether or not Marcum and Kliegman agreed with the above statements. A copy of Marcum and Kliegman's letter to the SEC dated March 19, 2009 is filed as an Exhibit to this Form 8-K.

(b) On March 18, 2009, the Company approved the engagement of Paritz & Co. as the Company's new independent registered public accounting firm for the fiscal year ending December 31, 2008. During the two most recent fiscal years and the subsequent interim period through the date of the dismissal of Marcum and Kliegman, the Company did not consult with Paritz & Co. regarding any matters described in Item 304(a)(2)(i)or(ii) of Regulation S-K.

Item 9.01.   Financial Statements and Exhibits.
             ---------------------------------

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

            Exhibit 16.1 Letter from Marcum and Kliegman dated March 19, 2009.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       INNER SYSTEMS, INC.


DATE:  March 19, 2008                  By:   /s/ John M. Sharpe, Jr.
                                       --------------------------
                                             John M. Sharpe, Jr.
                                       President and Chief Executive Officer